Exhibit 1

NEWS RELEASE

North American Palladium Announces Favourable Recommendations

From ISS and Glass Lewis for Meeting Proposals

Securityholders are encouraged to vote FOR the proposed resolutions prior to
10:00 a.m. ET on July 28, 2015

Toronto, Ontario, July 23, 2015 — North American Palladium Ltd. (“NAP”) (TSX: PDL) (OTC PINK: PALDF) (the “Company”) announces that Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), two leading independent proxy advisory firms, have recommended that their institutional clients vote in favour of all the resolutions being considered at NAP’s Annual and Special Meeting of Shareholders scheduled for July 30, 2015 in Toronto, including a special resolution approving a plan of arrangement (the “Arrangement”) that involves NAP, holders of Common Shares and Debentures, and Brookfield Capital Partners Ltd. (“Brookfield”).

ISS and Glass Lewis are recognized as leading independent proxy and corporate governance advisory firms whose recommendations are relied upon by many major institutional investment firms, mutual and pension funds and other institutional shareholders throughout North America.

“The Arrangement is integral to our objective of normalizing NAP’s capital structure, enhancing liquidity, and positioning NAP for future growth and profitability, an objective to which management of NAP and the Board of Directors are committed,” said Phil du Toit, President and CEO. “We urge all securityholders to give serious attention to the Arrangement and hope that we will receive your support.”

Securityholders are encouraged to submit their proxies in support of the proposed resolutions prior to the July 28, 2015, 10:00 a.m. ET proxy vote deadline. Securityholders who have questions or require assistance voting should contact the Company’s proxy solicitation agent, D.F. King, toll-free at 1-800-845-1507.

About North American Palladium

NAP is an established precious metals producer that has been operating its Lac des Iles mine (LDI) located in Ontario, Canada since 1993. LDI is one of only two primary producers of palladium in the world, offering investors exposure to palladium. The Company’s shares trade on the TSX under the symbol PDL and on the OTC Pink under the symbol PALDF.

Cautionary Statement on Forward-Looking Information

Certain information contained in this news release constitutes ‘forward-looking statements’ within the meaning of the ‘safe harbor’ provisions of Canadian securities laws and the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. The words ‘potential’, ‘preliminary’, ‘believe’, ‘forecast’, ‘will’, ‘anticipate’, ‘expect’, ‘would’, ‘could’, ‘estimate’ and similar expressions identify forward-looking statements. Forward-looking statements in this news release include, without limitation: information pertaining to the Company’s strategy, plans or future financial or operating performance, such as statements that express management’s expectations or estimates of future performance. Forward-looking statements involve known and unknown risk factors that may cause the actual results to be materially different from those expressed or implied by the forward-looking statements. Such risks include, but are not limited to: the risk that the LDI mine may not perform as planned, the possibility that commodity prices and foreign exchange rates may fluctuate, the possibility that the Company may not be able to generate sufficient cash to service its indebtedness and may be forced to take other actions, and uncertainty regarding the ability to consummate the Arrangement. For more details on these and other risk factors see the Company’s most recent Annual Information Form/Form 40-F on file with Canadian provincial securities regulatory authorities and the SEC.

Forward-looking statements are also based upon a number of factors and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The factors and assumptions contained in this news release include, but are not limited to: that the Company will be able to consummate the Arrangement or other strategic transaction on the terms described in this news release, the Company’s ability to continue normal business operations at its Lac des Iles mine, that metal prices and exchange rates between the Canadian and United States dollar will be consistent with the Company’s expectations, that there will be no significant disruptions affecting operations, and that prices for key mining and construction supplies, including labour, will remain consistent with the Company’s expectations. The forward-looking statements are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, events or otherwise, except as expressly required by law. Readers are cautioned not to put undue reliance on these forward-looking statements.

For further information please contact:

John Vincic

Investor Relations

Telephone: 416-360-7374

Email: jvincic@nap.com